Exhibit 1.01

ANALOGIC CORPORATION

CONFLICT MINERALS REPORT

FOR THE REPORTING PERIOD FROM

JANUARY 1 TO DECEMBER 31, 2017

Introduction

This Conflict Minerals Report of Analogic Corporation (herein referred to as “we”, “us”, “Analogic”, or the “Company”) is filed pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934 for the reporting period from January 1, 2017 to December 31, 2017.

The term “conflict minerals” is defined in Section 13(p) of the Rule as (A) cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, as limited by the Rule, tin, tantalum, tungsten, and gold (“3TG”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of Congo (“DRC”) or any adjoining country that shares an internationally recognized border with the DRC. The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which tin, tantalum, tungsten or gold are necessary to the functionality or the production of the company’s products. For the purposes of this report, tin, tantalum, tungsten and gold will collectively be referred to herein as the 3TGs.

Company Overview

Analogic Corporation designs, manufactures, and commercializes innovative real-time guidance, diagnostic imaging and threat detection technologies to advance the practice of medicine and save lives. We operate and report along three business segments: Medical Imaging, Ultrasound and Security and Detection. Our Medical Imaging segment provides critical enabling medical imaging systems and subsystems for computed tomography, or CT, magnetic resonance imaging, or MRI and high-resolution digital mammography. We sell our Medical Imaging products primarily through longstanding relationships with well-known multinational medical original equipment manufacturers, or OEMs, and new entrants in emerging markets. Our Ultrasound business provides real-time ultrasound procedure guidance systems for the urology, surgery and point of care markets. We sell our ultrasound products, under the BK Ultrasound brand, through our direct sales force in North America and Europe, as well as through a network of distributors to clinical practitioners throughout the world. Our Security and Detection segment designs and manufactures automated threat detection systems for aviation baggage inspection applications utilizing advanced medical CT technology and systems used for DNA analysis for law enforcement and government agencies. We sell our aviation threat detection and DNA systems through multinational partners. We were incorporated in the Commonwealth of Massachusetts in November 1967 and are headquartered in Peabody, Massachusetts.

Products Covered by this Report

This report relates to products (i) for which conflict minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which manufacture was completed during calendar year 2017.

We evaluated our product lines to identify the Covered Products. We also evaluated our purchased material categories to identify those purchased items that contain, or are reasonably likely to contain, conflict minerals.

These products (which we refer to as the “Covered Products”) consist of products in the areas of medical imaging, medical ultrasound, security technology, and motion control. Our medical imaging products comprise systems and subsystems used in computed tomography (“CT”), magnetic resonance imaging (“MRI”), and digital mammography. Our ultrasound products comprise medical ultrasound systems and probes. Our security technology products comprise threat detection systems for use in aviation security. Our motion control products comprise drives and controllers deployed in semiconductor, life sciences, automotive assembly, and other industries.

Conflict Minerals Program & Policy

We have actively engaged with our customers and suppliers for several years with respect to the use of conflict minerals. We adopted a Conflict Minerals Policy articulating our conflict minerals supply chain due diligence process and our commitment to our reporting obligations regarding conflict minerals. Our policy is available on our website www.analogic.com/compliance.

Our Reasonable Country of Origin Inquiry

We conducted a reasonable country of origin inquiry (“RCOI”) regarding the 3TGs in our products to determine whether any of the 3TGs necessary to our products originated in the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola (which we refer to herein as the “Covered Countries”) and whether any of the 3TGs were from recycled or scrap sources.

As part of our RCOI, we surveyed our principal suppliers of 3TGs in Covered Products using the Responsible Business Alliance (RBA) GESI Conflict Minerals reporting template (“CMRT”). This year we partnered with a third-party service provider, Assent Compliance (“Assent”) to assist us in reviewing our supply chain. We provided a list of suppliers associated with the Covered Products for Assent to upload into the Assent Compliance Manager Tool (the “ACM”). We contacted suppliers through the ACM, a SaaS platform provided by Assent that allows us to complete and track supplier communications as well as allows suppliers to upload their completed CMRTs directly into the tool for review. Assent engaged in follow up communications with those suppliers who did not respond to the survey or who provided information that was incomplete as determined by Assent’s automated data validation. We then reviewed the survey responses to identify the facilities used to process, and the countries of origin of, the Covered Products. At the end of this process, the Company had received a response rate of reasonably acceptable and complete surveys from over 81% of its suppliers surveyed, compared to over 79% of suppliers surveyed the prior year.

The CMRT eliminated irrelevant suppliers, i.e., suppliers that do not provide us with any products that contain 3TGs. Specifically, question 1 of the CMRT asks suppliers whether any of the 3TGs they use are necessary to the functionality or production of their products. We also periodically reviewed the supplier list to ensure that irrelevant suppliers were removed from the survey process. We conducted this analysis to screen out irrelevant suppliers based on the following criteria:

•	The company supplies packaging only (excluding labels)

•	The company supplies us with items that do not end up in our products (including equipment used to make our products)

•	The company is a test lab

•	The company is a service provider only

We believe the inquiry was reasonably designed to determine whether any of the 3TGs in the Covered Products originated in a Covered Country. Annex A lists the smelters and refiners identified by our suppliers and Annex B lists the countries of origin identified by our suppliers.

Due Diligence Process

We conducted due diligence on the source and chain of custody of the 3TGs in our products, and are reporting on the results of that due diligence in this Conflict Minerals Report.

Design of Due Diligence

Our due diligence measures were designed to conform to the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, Second Edition (2013), including the related supplements on gold, tungsten, and tantalum (which we refer to as the OECD guidance), in all material respects.

Our Conflict Minerals program followed the following five-step framework described in the OECD guidance, including, as applicable, with regard to our due diligence process:

•	Step 1 – Establish strong management systems;

•	Step 2 – Assess risk in the supply chain;

•	Step 3 – Design and implement a strategy to respond to identified risk;

•	Step 4 – Carry out independent third-party audit of supply chain; and

•	Step 5 – Report on supply chain due diligence.

The OECD Guidance specifies that the requirements for compliance should reflect a company’s position in the supply chain. In particular, the OECD Guidance states that the implementation of due diligence should be tailored to a company’s activities and relationships and that the nature and extent of due diligence may vary based on a company’s size, products, relationships with suppliers and other factors. Due to practical difficulties associated with supply chain complexities, the OECD Guidance advises that downstream companies exercise due diligence primarily by establishing controls over their immediate suppliers. Accordingly, we rely primarily on our “tier 1” (direct) suppliers to provide information with respect to the origin of the conflict minerals contained in the components and materials supplied to us.

Due Diligence Performed

Step 1 – Establish strong management systems

Internal Team

In connection with our due diligence efforts, we established a management team that includes subject matter experts from relevant functions including operations, regulatory, finance and legal that is responsible for implementing our conflict minerals compliance strategy. Senior management was briefed on the results of our due diligence efforts on a regular basis.

As mentioned above, we also use Assent to assist us with evaluating supply chain information regarding 3TGs and in the development and implementation of the due diligence steps that we take with suppliers.

Control Systems

We also established a corporate policy emphasizing our commitment to compliance with the Rule, including our intention to conduct a reasonable country of origin inquiry and due diligence as required by the Rule. This corporate policy is available at our website, www.analogic.com/compliance.

Supplier Engagement

Analogic strongly encourages our suppliers to implement responsible sourcing and to have them encourage smelters and refiners to obtain a ‘conflict-free’ designation from an independent, third-party auditor.

Grievance Mechanisms

We also maintain a mechanism through which concerns and questions about our conflict minerals policy and use (and other compliance concerns) may be raised. Such questions and concerns may be directed to +1 770-810-1147.

Maintain Records

Analogic retains all conflict minerals related materials received by its suppliers. In addition, all CMRTs collected from our suppliers are maintained in Assent’s database.

Step 2 – Assess risk in the supply chain

We do not purchase 3TGs directly from mines, smelters or refiners. We must therefore rely on our suppliers to provide information regarding the origin of 3TGs that are included in the Covered Products. We surveyed our principal suppliers of materials that include conflict minerals using the Responsible Business Alliance (RBA) GESI Conflict Minerals reporting template. Risks are identified automatically in the ACM based on criteria established for supplier responses in the CMRT form. The primary risk we identified for the 2017 reporting year was due to the fact that most of the responses received were provided at a company or divisional level. In some cases, our suppliers were unable to specify the smelters or refiners used for the 3TGs that they supply to us.

We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. Assent compared these facilities listed in the responses to the list of smelters and refiners maintained by the Conflict-Free Sourcing Initiative (“RMI”) and, if a supplier indicated that the facility was certified as “Conflict-Free,” confirmed that the name was listed by RMI. Due to the provision of primarily supplier-level CMRTs, we cannot definitively determine their connection to the Covered Products

Each facility that meets the RMI definition of a smelter or refiner of a 3TG mineral is assigned a risk of high, medium or low based on 3 scoring criteria:

1.	Geographic proximity to the DRC and covered countries;

2.	Conflict-Free Smelter Program (RMAP) audit status;

3.	Known or plausible evidence of unethical or conflict sourcing.

When any facilities that have been deemed to be high-risk based on the above noted criteria appear on a CMRT submitted by one of our suppliers, Assent immediately instructs the supplier to take risk mitigation actions, including submission of a product-level CMRT to better identify if there is a connection between the products they supply to us and the high-risk smelters or refiners. In addition, suppliers are guided to Assent University, a learning management system, where they have access to educational materials on mitigating the risk of smelters or refiners in the supply chain.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program meets the OECD Due Diligence Guidelines and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program are:

A. Have you established a conflict minerals sourcing policy?

E. Have you implemented due diligence measures for conflict-free sourcing?

G. Do you review due diligence information received from your suppliers?

H. Does your review process include corrective action management against your company’s expectations?

When suppliers meet or exceed those criteria (Yes to at least A, E, G, H), they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program.

Step 3 – Design and implement a strategy to respond to identified risk

The design of our due diligence process conforms to Step 3 of the OECD guidance as applicable to our circumstances and position in the supply chain as a “downstream” company with little to no direct influence on smelters/refiners. To the extent that we can influence our direct suppliers to provide minerals from conflict-free smelters or refiners, we seek to do so.

Step 4 – Carry out independent third-party audit of supply chain

We do not have direct relationships with smelters or refiners and, accordingly, we do not perform direct audits of these entities in our supply chain. Rather, we rely on the efforts of industry associations that administer independent third-party smelter and refiner audit programs. In this regard, we relied on the RMAP listing of conflict-free compliant sources.

Step 5 - Report on supply chain due diligence

We have prepared and filed a Form SD and this Conflict Minerals Report, and posted the required content on our website at www.analogic.com/compliance.

Due Diligence Results

After conducting the due diligence described above, we have been unable to determine whether our necessary conflict minerals finance or otherwise benefit armed groups in the covered countries, as defined in the Rule.

Our efforts to determine the mine or location of origin of the necessary conflict minerals consisted of the due diligence measures described above in this report. Based on the information provided by our suppliers, we determined that some, but not all, of the smelters that processed the necessary conflict minerals were included in the RMI RMAP listing of conflict-free compliant sources.

We surveyed all of our principal suppliers of the Covered Products and received responses from over 81% of suppliers surveyed. All final CMRT submissions were reviewed and validated to ensure that no inaccuracies or gaps were found. All suppliers were able to correct their CMRT and as such we have received no invalid submissions. We identified approximately 312 legitimate smelters or refiners (after elimination of duplicates) processing conflict minerals, of which approximately 253 have been designated conflict-free by the RMI. Annex A lists these legitimate smelters and refiners. In addition, Annex B lists the countries of origin identified by our suppliers. Some suppliers did not respond to our survey request, and some returned incomplete responses. In addition, some of those suppliers that responded to our survey returned company-level rather than product-level information. Some of our suppliers indicated that the smelters used to process, or the country of origin of, the conflict minerals contained in products supplied by them are currently undetermined pending the receipt of additional information from their suppliers. Therefore, we are unable to identify with certainty all of the smelters used to process, or all of the countries of origin of, the necessary conflict minerals.

Efforts to Mitigate Risk

The Company has taken, or expects to take in reporting year 2017, the following steps, to mitigate the risk that the necessary conflict minerals contained in the Company’s products finance or benefit armed groups in the covered countries:

1)	Continuing to engage with our suppliers to obtain current, accurate and complete information about the supply chain relevant to 3TGs.

2)	Strongly encouraging our direct suppliers to implement responsible sourcing and to have them encourage smelters and refiners to obtain a “conflict-free” designation from an independent, third-party auditor; and

3)	Engaging in industry initiatives encouraging “conflict-free” supply chains.

This Conflict Minerals Report contains forward-looking statements relating to actions that we may take in the future. The forward-looking statements included in this report release represent Analogic management’s views and expectations as of the date of this report. Analogic anticipates that subsequent events and developments may cause its views and expectations to change. Although Analogic may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Analogic’s views and expectations as of any date subsequent to the date of this report.

Annex A

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	Conflict Free?
Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708	Unknown
Gold	Advanced Chemical Company	UNITED STATES	CID000015	Yes
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Yes
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560	Yes
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Yes
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Yes
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Yes
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Yes
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Yes
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	Yes
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Unknown
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Yes
Gold	Aurubis AG	GERMANY	CID000113	Yes
Gold	Bangalore Refinery	INDIA	CID002863	Unknown
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Yes
Gold	Boliden AB	SWEDEN	CID000157	Yes
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Yes
Gold	Caridad	MEXICO	CID000180	Unknown
Gold	CCR Refinery—Glencore Canada Corporation	CANADA	CID000185	Yes
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	Yes
Gold	Chimet S.p.A.	ITALY	CID000233	Yes
Gold	Chugai Mining	JAPAN	CID000264	Unknown
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	Yes
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Unknown
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	Unknown
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	Yes
Gold	Dowa	JAPAN	CID000401	Yes
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Yes

Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Yes
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322	Unknown
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Yes
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Unknown
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	Unknown
Gold	Geib Refining Corporation	UNITED STATES	CID002459	Yes
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	Yes
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Unknown
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Unknown
Gold	HeeSung	KOREA, REPUBLIC OF	CID000689	Yes
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Yes
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Yes
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Unknown
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Yes
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Yes
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Yes
Gold	Italpreziosi	ITALY	CID002765	Yes
Gold	Japan Mint	JAPAN	CID000823	Yes
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Yes
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Yes
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Unknown
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Unknown
Gold	Kazzinc	KAZAKHSTAN	CID000957	Yes
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Yes
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	Unknown
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Yes
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Yes
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Yes

Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	Unknown
Gold	L’azurde Company For Jewelry	SAUDI ARABIA	CID001032	Unknown
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Unknown
Gold	L’Orfebre S.A.	ANDORRA	CID002762	Unknown
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Unknown
Gold	Marsam Metals	BRAZIL	CID002606	Yes
Gold	Materion	UNITED STATES	CID001113	Yes
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Yes
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Yes
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Yes
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Yes
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	Yes
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Yes
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Yes
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Unknown
Gold	Morris and Watson	NEW ZEALAND	CID002282	Unknown
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866	Unknown
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	Yes
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Unknown
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Yes
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Yes
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Yes
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Yes
Gold	PAMP S.A.	SWITZERLAND	CID001352	Yes
Gold	Pease & Curren	UNITED STATES	CID002872	Unknown
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Unknown

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Yes
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Yes
Gold	PX Précinox S.A.	SWITZERLAND	CID001498	Yes
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Yes
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522	Unknown
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	Unknown
Gold	Republic Metals Corporation	UNITED STATES	CID002510	Yes
Gold	Royal Canadian Mint	CANADA	CID001534	Yes
Gold	SAAMP	FRANCE	CID002761	Yes
Gold	Sabin Metal Corp.	UNITED STATES	CID001546	Unknown
Gold	Safimet S.p.A	Italy	CID002973	Yes
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	Unknown
Gold	Sai Refinery	INDIA	CID002853	Unknown
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Yes
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	Unknown
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Yes
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	Yes
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Yes
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Yes
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Yes
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	Yes
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Yes
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Yes
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	Unknown
Gold	Sudan Gold Refinery	SUDAN	CID002567	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Yes
Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918	Yes
Gold	T.C.A S.p.A	ITALY	CID002580	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Yes
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Yes
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Unknown

Gold	Tony Goetz NV	BELGIUM	CID002587	Unknown
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Unknown
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Yes
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Yes
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Yes
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Yes
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Yes
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	Unknown
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Yes
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Yes
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Yes
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Yes
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Yes
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Yes
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	Yes
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Yes
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	Yes
Tantalum	Duoluoshan	CHINA	CID000410	Unknown
Tantalum	Exotech Inc.	UNITED STATES	CID000456	Yes
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Yes
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Yes
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Yes
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Yes
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Yes
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Yes
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	Yes
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Yes
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Yes
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Yes

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Yes
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Yes
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	Yes
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	Yes
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Yes
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	Yes
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Yes
Tantalum	NPM Silmet AS	ESTONIA	CID001200	Yes
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847	Yes
Tantalum	QuantumClean	UNITED STATES	CID001508	Yes
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	Yes
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	Yes
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Yes
Tantalum	Taki Chemicals	JAPAN	CID001869	Yes
Tantalum	Telex Metals	UNITED STATES	CID001891	Yes
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Yes
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	Yes
Tin	Alpha	UNITED STATES	CID000292	Yes
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	Unknown
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Yes
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Yes
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	Unknown
Tin	CV Ayi Jaya	INDONESIA	CID002570	Yes
Tin	CV Dua Sekawan	INDONESIA	CID002592	Yes
Tin	CV Gita Pesona	INDONESIA	CID000306	Yes
Tin	CV Tiga Sekawan	INDONESIA	CID002593	Yes
Tin	CV United Smelting	INDONESIA	CID000315	Yes
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Yes
Tin	Dowa	JAPAN	CID000402	Yes

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	Unknown
Tin	EM Vinto	BOLIVIA	CID000438	Yes
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	Unknown
Tin	Fenix Metals	POLAND	CID000468	Yes
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Yes
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	Yes
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Yes
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Yes
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Unknown
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	CID003116	Yes
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Yes
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Yes
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Yes
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	Yes
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	Yes
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Yes
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Yes
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Yes
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	Yes
Tin	Metallo Belgium N.V.	BELGIUM	CID002773	Yes
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	Yes
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	Yes
Tin	Minsur	PERU	CID001182	Yes
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Yes
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Yes
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Yes
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	Yes
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Yes
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Yes
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Yes
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Yes
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Yes
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Yes

Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Yes
Tin	PT Bukit Timah	INDONESIA	CID001428	Yes
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	Yes
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	Yes
Tin	PT Inti Stania Prima	INDONESIA	CID002530	Yes
Tin	PT Karimun Mining	INDONESIA	CID001448	Yes
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	Yes
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	Yes
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	Yes
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Yes
Tin	PT O.M. Indonesia	INDONESIA	CID002757	Yes
Tin	PT Panca Mega Persada	INDONESIA	CID001457	Yes
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313	Yes
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Yes
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Yes
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Yes
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Yes
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Yes
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	Yes
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Yes
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Yes
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Yes
Tin	PT Tommy Utama	INDONESIA	CID001493	Yes
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	Yes
Tin	Rui Da Hung	TAIWAN	CID001539	Yes
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Yes
Tin	Super Ligas	Brazil	CID002756	Unknown
Tin	Thaisarco	THAILAND	CID001898	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	Unknown
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Yes
Tin	Yunnan Tin Company Limited	CHINA	CID002180	Yes
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	Yes
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Yes
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Yes
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Yes
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	Unknown

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Yes
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Yes
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	Unknown
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Yes
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	Yes
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	Yes
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Yes
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Yes
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Yes
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Yes
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Yes
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Yes
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Yes
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Yes
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Yes
Tungsten	Kennametal Fallon	UNITED STATES	CID000966	Yes
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Yes
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	Yes
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	Yes
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	Yes
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Yes
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	Yes
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	Yes
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Yes

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	Yes
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Yes
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	Yes
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Yes
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Yes
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Yes

Annex B

The list below sets out possible countries of origin of 3TGs used in the manufacture of our products containing 3TGs. The list is based on publicly available information, our reasonable country of origin investigation, and other due diligence. However, for the reasons described in the CMR, these possible countries of origin cannot be linked to our products with reasonable certainty.

Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Columbia, Cote D’Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States, Vietnam, Zimbabwe, Kenya, Mozambique, South Africa, Democratic Republic of the Congo, Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.